UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2015

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street, Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

 Acquisition of Cutanogen Corporation

On July 8, 2015, Amarantus Bioscience Holdings, Inc. (the “Company”) exercised its previously disclosed option to acquire Cutanogen Corporation. Pursuant to a Share Purchase Agreement among the Company and Lonza Walkersville, Inc. (“Lonza”) dated July 14, 2015 (the “Agreement”), the Company paid $4,000,000 to Lonza upon closing. Pursuant to the Agreement, the Company will be required to pay up to $5,000,000 in aggregate milestone payments upon the achievement of certain regulatory milestones.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Agreement. The omitted material will be included in the request for confidential treatment.

The foregoing summary is qualified in its entirety by reference to the Agreement, a redacted copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

The press release announcing the acquisition of Cutanogen Corporation by the Company is attached as Exhibit 99.2 to this report on Form 8-K and is incorporated herein by reference.

Series E Preferred Stock Financing

On July 9, 2014, the Company entered into a securities purchase agreement (the “Series E SPA”) with institutional investors pursuant to which the Company agreed to issue 1,100 shares of its Series E Convertible Preferred Stock (”Series E Preferred Stock”) for gross proceeds of $1,000,000. On July 13, 2015, the Company sold an additional 125 shares of Series E Preferred Stock to institutional investors for gross proceeds of $125,000.

On July 9, 2015, the Company filed a Second Amended and Restated Certificate of Designation to its Series E Convertible Preferred Stock to, among other things, provide for a cash redemption of the Series E Preferred Stock at the Company’s discretion and a further extension of any downward adjustment in the $7.50 fixed conversion price until January 8, 2016.

The sale of the shares of the Series E Preferred Stock were made upon the same terms and conditions of the Series E Preferred Stock transaction previously disclosed by the Company in its current reports on Form 8-K filed with the Securities and Exchange Commission on November 14, 2014, December 24, 2014, January 14, 2015 and March 3, 2015.

Series G Preferred Stock Financing

On July 10, 2015, the Company entered into an Amended and Restated Securities Purchase Agreement (the “Series G SPA”) with an institutional investor for the sale of 435 shares of the Company’s Series G Preferred Stock and an additional 100 shares of Series G Preferred Stock as a fee (collectively, the “Shares”) in a registered direct offering (the “Offering”), subject to customary closing conditions.   The gross proceeds to the Company from the registered direct offering were $2,000,000. Closing conditions were met on July 10, 2015 and the transaction was closed on July 13, 2015. The Series G Preferred Stock has a fixed conversion price of $9.00.

The Shares were issued pursuant to amendment no. 1 dated July 10, 2015 to prospectus supplement dated July 9, 2015 filed with the Securities and Exchange Commission on July 9, 2015, in connection with a takedown from the Registration Statement on Form S-3 (File No. 333-203845), which was declared effective by the SEC on May 22, 2015.

 The foregoing summary of the terms of the Series G SPA is subject to, and qualified in its entirety by, such document attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Note Purchase Transaction

On July 9, 2015, the Company entered into a Securities Purchase Agreement (the “Notes SPA”) with four investors (the “Investors”) pursuant to which such Investors purchased an aggregate of $1,000,000 in principal amount of 12% Promissory Notes (the “Notes”) due July 9, 2016 (the “Note Purchase Transaction”).

The principal amount of the Notes shall accrue interest at a rate equal to 12% per annum, which interest amount shall be guaranteed, payable on the first Business Day of each month in cash. If the original principal amount of this Note, and all accrued and unpaid interest thereon, is not paid in full by the six month anniversary of the Original Issue Date, then the Company shall pay additional interest to the Investor on the aggregate outstanding principal amount of this Note at the rate of 2% per annum, payable on the Maturity Date. At any time upon ten (10) days written notice to the Investor, the Company may prepay any portion of the principal amount of the Notes and any accrued and unpaid interest.

The Notes contain certain customary Events of Default (including, but not limited to, default in payment of principal or interest thereunder, breaches of covenants, agreements, representations or warranties thereunder, the occurrence of an event of default under certain material contracts of the Company, including the transaction documents relating to the Note Purchase Transaction, changes in control of the Company and the entering or filing of certain monetary judgments against the Company). Upon the occurrence of any such Event of Default the outstanding principal amount of the Notes, plus accrued but unpaid interest, liquidated damages, and other amounts owing in respect thereof through the date of acceleration, shall become, at the Investor’s election, immediately due and payable in cash. Upon any Event of Default that results in acceleration of the Notes, the interest rate on the Notes shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.

In connection with the Note Transaction, effective on July 9, 2015, the Company entered into a Security Agreement with the Investors (the “Security Agreement”) pursuant to which the Company agreed to grant a security interest in certain of its property (the “Collateral”) to the Investors in order to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 with respect to the acquisition of Cutanogen Corporation is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.10 with respect to the Note Purchase Transaction is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 with respect to the Series E Preferred Stock Financing is incorporated by reference herein. The issuance of the Series E Preferred Stock described above was completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 with respect to the Series E Preferred Stock Financing and the Series G Preferred Stock Financing is incorporated by reference herein.

Item 8.01	Other Items.

On July 13, 2015, the Company announced that it has received approval to commence trading on the OTCQX® Best Marketplace (OTCQX) at market open, July 13, 2015, under existing ticker symbol, “AMBS.” The press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1(a)	Second Amended and Restated Certificate of Designations of Series E Preferred Stock
3.1(b)	Amended and Restated Certificate of Designations of Series G Preferred Stock
5.1	Opinion of Sichenzia Ross Friedman Ference
10.1	Form of Amended and Restated Securities Purchase Agreement for Series G Preferred Stock.
10.2	Form of Securities Purchase Agreement for Series E Preferred Stock
10.3	Form of Securities Purchase Agreement for the Notes
10.4	Form of 12% Promissory Note
10.5	Form of Security Agreement
99.1	Press Release dated July 13, 2015
99.2	Press Release dated July 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: July 15, 2015	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer